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                                                                EXHIBIT 10.1


                       FIRST AMENDMENT TO CONSULTING AGREEMENT

     This First Amendment to Consulting Agreement is made as of this 30th day of March 1999 between Binks Sames Corporation ("BSC") and The Dratt-Campbell Company ("Consultant").

     WHEREAS, BSC and Consultant entered into a Consulting Agreement dated as of October 1, 1998 (the "Agreement") and desire to amend such Agreement as set forth herein;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, BSC and Consultant hereby agree as follows:

     1. Paragraph 3 of the Agreement is hereby amended to increase the monthly fee paid to Consultant from $25,000.00 to $33,333.33 per month from and after the date hereof.

     2. The following provision shall be included at the end of Paragraph 5 of the Agreement:

          Notwithstanding any other term of this Agreement, Consultant shall not be able to terminate this Agreement without "good reason" (as defined herein) prior to April 1, 2000.

     3. The first two sentences of Paragraph 12 of the Agreement shall be amended and restated as follows:

          In the event of a Change of Control (as hereinafter defined) after the Commencement Date hereof, BSC shall, simultaneously with the Change of Control, pay to Consultant all amounts due to and including the date of that Change of Control, shall remain obligated to provide the Director and Officer Liability Insurance provided by Paragraph 6 and, in addition, shall, within five (5) business days after the date of the Change of Control, pay Consultant a lump sum payment in an amount equal to $500,000.00 PLUS an amount equal to twelve (12) times the sum of (i) the most recent monthly medical premiums reimbursed by BSC pursuant to Paragraph 4(b) above and (ii) the $600.00 monthly car allowance described in Paragraph 4(c) above (the "Pre-Termination Payment"). In the event of a Change in Control at any time within the six (6) month period following termination of this Agreement (i) by BSC for reasons other than "cause", or (ii) by Consultant for "good reason", BSC shall, within five (5) business days after the date of the Change of Control, pay Consultant a lump sum payment in an amount equal to $250,000.00 PLUS an amount equal to six (6) times the sum of (i) the most recent monthly medical premiums reimbursed by BSC pursuant to


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                                                                EXHIBIT 10.1

          Paragraph 4(b), above, and (ii) the $600.00 monthly car allowance described in Paragraph 4(c) above (the "Post-Termination Payment").

     4. The following provisions shall be included at the end of Paragraph 12 of the Agreement:

          Notwithstanding the first sentence of this Paragraph 12, in the event the per share purchase price received by the Stockholders of the Company in connection with a Change in Control (the "Per Share Stock Payment") is greater than $25.25 per share (the "Target Amount"), the Pre-Termination Payment shall be reduced by $12,500 for each $0.125 by which the Per Share Stock Payment exceeds the Target Amount; provided, however, the maximum reduction in the Pre-Termination Payment pursuant to this sentence shall be $200,000.00. Notwithstanding the second sentence of this Paragraph 12, in the event the Per Share Stock Payment is greater than the Target Amount, the Post-Termination Payment shall be reduced by $12,500.00 for each $0.125 by which the Per Share Stock Payment exceeds the Target Amount; provided, however, the maximum reduction in the Post-Termination Payment pursuant to this sentence shall be $100,000.00.

     5. In recognition of Consultant's service to the Company and the entering into of this First Amendment, on the date hereof the Company shall make a loan advance to Consultant in the amount of $150,000.00 which shall be earned and forgiven on October 1, 1999; provided, however, if on or prior to October 1, 1999 (i) the Company terminates the Agreement for "cause" (as defined in the Agreement) or (ii) the Consultant terminates the Agreement without "good reason" (as defined in the Agreement) Consultant shall promptly repay such $150,000 loan advance to the Company, and such repayment shall not be subject to any claim or right of set-off by the Consultant.

     6. All capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

     7. Except as amended by this Amendment, the terms of the Agreement shall remain in full force and effect. In the event the terms of the Agreement should conflict with this Amendment, the terms of the Amendment shall control.

     8. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any facsimile of this instrument shall be considered an original document.


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                                                                EXHIBIT 10.1

     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.

THE DRATT-CAMPBELL COMPANY:

By:/s/ Arnold H. Dratt
Name: Arnold H. Dratt
Its:  President


BINKS SAMES CORPORATION:

By: /s/ Wayne F. Edwards
Name: Wayne F. Edwards
Its: Chairman of the Board











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